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                       [ARTHUR ANDERSEN LLP LETTERHEAD]





                                                                      EXHIBIT 15



To Equifax Inc.:

We are aware that Equifax Inc. has incorporated by reference in its previously filed Registration Statements on Form S-3 or Form S-8, File No. 33-40011, File No. 33-58734, File No. 33-34640, File No. 33-71202, as amended, File No. 33-
66728, File No. 33-71200, File No. 33-82374, File No. 33-86018, File No. 33-
86978 and File No. 33-58627 its Form 10-Q for the six months ended June 30, 1995, which includes our report dated August 11, 1995, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


        /S/ ARTHUR ANDERSEN LLP
        -----------------------


Atlanta, Georgia
August 11, 1995